UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2016

U.S. Rare Earth Minerals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-154912	26-2797630
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4631 Bradford Court, Reno, NV	89519
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-920-7507

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 502(d). Election of a new director, other than by shareholder vote.

On May 12, 2016, the Board of Directors of the Company elected Quincy Farber a Director of the Company.

Mr. Farber (38), is owner of Quincy Bag Company, Inc. in Dubuque, IA (www.quincybag.com). Quincy Bag Company Inc. supplies new & reconditioned FIBCs (bulk bags), woven polypropylene, multi-wall paper, BOPP, burlap, and sandbags to companies in various industries from agriculture and manufacturing to home and garden. He attended University of Dubuque majoring in Aviation. After a short stint in the family business, his entrepreneurial spirit surged to the forefront, as he founded Quincy Bag Company and built it from the ground up. The business is thriving and growing each year. It now has several satellite warehouses and15 employees. His true passion is to invest in people and businesses that started out like he did. He values the small farms that he supplies bags to as much as the large corporations he does business with.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTH MINERALS, INC.

Dated: May 17, 2016	By:	/s/ Michael Herod
Michael Herod President and Director

May 17, 2016	By:	/s/ Donita Kendig
Donita Kendig Chief Financial Officer and Director

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